                      INDEMNIFICATION AND ESCROW AGREEMENT


          This Indemnification and Escrow Agreement (this "Agreement") is made this 1st day of March, 1995, by and among Maurice F. Olson, an individual (the "Shareholder"), Qualify Food Centers, Inc., a Washington corporation ("QFC"), and Seattle-First National Bank (the "Escrow Agent"), with respect to the following facts:


                                    RECITALS

          A. QFC and Olson's Food Stores, Inc., a Washington corporation ("Olson's"), have entered into that certain Agreement and Plan of Merger, dated as of December 23, 1994, as amended by a First Amendment to Agreement and Plan of Merger, dated as of February 17, 1995, and a Second Amendment to Agreement and Plan of Merger, dated as of March 1, 1995 (as so amended, the "Merger Agreement"), pursuant to which QFC and Olson's have agreed that Olson's will merge with and into QFC (such merger being referred to herein as the "Merger").

          B. Prior to the Merger, the Shareholder owns substantially all the outstanding capital stock of Olson's.

          C. The execution and delivery of this Agreement is a condition precedent to the obligations of QFC and Olson's to close the Merger.

          NOW, THEREFORE, in consideration of the foregoing facts, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          All capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned to those terms in this
Section 1 or, if not defined in this Section 1, the Merger Agreement. Words importing the singular number include the plural number and vice versa.

          "Disclosure Statement" means the Company Disclosure Statement, as defined in the Merger Agreement.

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          "Escrow Claim Deadline" means (i) the second anniversary of the date of Closing or (ii) with respect to the Olson Claim only, the Olson Claim Resolution Date. Upon the opening of the escrow created pursuant to this Agreement, QFC shall provide to the Escrow Agent a writing stating the date of Closing.

          "Indemnification Shares" means 272,941 QFC Common Shares to be withheld from the Share Consideration and deposited with the Escrow Agent as provided in Section 3.01.

          "Loss" means liabilities, damages, penalties, expenses and costs (including reasonable attorneys' fees and costs). "Loss" shall not include consequential damages, lost profits or diminution in value. Losses with respect to taxes shall be determined after taking into account all negative and positive adjustments.

          "Olson Claim" means, collectively, any and all claims asserted by the Shareholder's brother, James M. Olson, or such brother's wife, Pamela K. Olson, against the Shareholder relating to the purchase by the Shareholder of shares of Olson's capital stock owned by such brother and wife or otherwise relating to Olson's.

          "Olson Claim Cash" shall have the meaning assigned to it in Section 2.07(a).

          "Olson Claim Resolution Date" means the date that the Escrow Agent receives from QFC a writing stating that the Olson Claim has been finally resolved, which writing QFC shall immediately deliver to the Escrow Agent upon issuance of a court order from which appeal may not be taken (due to lapse of time or otherwise), or receipt of a settlement agreement or other written statement from James M. Olson and Pamela K. Olson, to the effect that the Olson Claim has been settled or otherwise finally resolved without any liability to QFC, or upon receipt of a release from James M. Olson and Pamela K. Olson that releases QFC from any liability in connection with the Olson Claim.

          "Olson Claim Shares" shall have the meaning assigned to it in Section 2.07(a).

          "Stores" means the Company Stores and the 1995 Sites, both as defined in the Merger Agreement.

          "Value" means, with respect to any given number of Indemnification Shares, such number of shares multiplied by $21.25 per share.

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                                   ARTICLE II
                                 INDEMNIFICATION

          2.01 INDEMNIFICATION. The Shareholder shall indemnify QFC and hold it harmless from and against any Loss suffered or incurred by QFC arising as a result of or in connection with the following:

          (a) any breach of any representation or warranty of Olson's contained in the Merger Agreement (other than Section 5.17 thereof), the Disclosure Statement or any certificate delivered in connection with the Merger Agreement or the Disclosure Statement;

          (b) any breach of any covenant of Olson's contained in the Merger Agreement;

          (c) any tax liability assessed against Olson's with respect to a determination that the Spin-Off does not qualify for tax-free treatment under Section 355 of the Code;

          (d) the ownership, operation, use or sale or other transfer by Olson's of any asset other than the Business Assets;

          (e) any liability other than a liability associated with the Business;

          (f) any tax liability assessed against Olson's with respect to any asset other than the Business Assets or the business of Olson's other than the Business;

          (g) any tax liability assessed against Olson's in connection with the audit conducted by the State of Washington Department of Revenue, which audit is further described in Section 5.9 of the Disclosure Statement;

          (h) any of the legal proceedings described in paragraphs (1), (2) and
          (3) of Section 5.5 of the Disclosure Statement;

          (i) any environmental-related liability at any of the Stores arising as a result of any failure prior to the date of Closing to comply with applicable federal, state and local laws and regulations relating to pollution control and environmental contamination, including without limitation all laws and regulations governing the generation, use, collection, discharge or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification

                                        3

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          and reporting requirements respecting Hazardous Materials, whether or not such liability or the potential for such liability is disclosed to or otherwise known by QFC at any time; PROVIDED, that the liability described in this clause (i) shall not include (1) Losses arising as a result of the presence of asbestos in the floor of any of the Stores, to the extent such presence has been disclosed to QFC by Olson's prior to the date of the Merger Agreement and (2) Losses in the form of floor and ceiling removal costs at Stores being remodeled, whether or not the presence of asbestos in the floor and/or ceiling removed was disclosed to QFC by Olson's, except to the extent such removal costs include additional charges attributable to the presence of the asbestos;

          (j) the Olson Claim;

          (k) any claim by Robert Slayton, d/b/a MCA Affiliates, or his assigns, for amounts payable under the lease for the Mill Creek (#369) site that apply to time periods prior to the Effective Time;

          (l) (i) any claim by Starbucks Corporation, or its successors or assigns, for amounts owed by Olson's prior to the Effective Time, which claim the Shareholder acknowledges and agrees totals
          $155,687, and (ii) any liability resulting from the failure to terminate the lease between Starbucks Corporation and the landlord at Canyon Park (#360);

          (m) any claim by Fifth Avenue Associates, or its successors or assigns, related to foregone rent in respect of the shop space adjoining the Canyon Park (#360) site;

          (n) any liability resulting from the failure to terminate, prior to Closing, the letter agreement with John Stipek related to the Mountlake Terrace (#365) site;

          (o) that certain union grievance, filed February 16, 1995, regarding service counter employees;

          (p) that certain union grievance, filed December 8, 1994, regarding Mark Speed; and

          (q) that certain union grievance, filed December 16, 1994, regarding POS employees.

                                        4

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          2.02 DOLLAR AMOUNT OF SHAREHOLDER'S INDEMNIFICATION OBLIGATIONS.

          (a)  The indemnification obligations of the Shareholder under Section
2.01 shall not be limited in amount or subject to a minimum aggregate Losses threshold where such obligations arise (i) with respect to or in connection with any matter involving fraudulent misrepresentation or concealment (within the meaning of the common law of the State of Washington) or any breach of any representation, warranty or covenant of Olson's contained in Section 5.4 or 5.19 of the Merger Agreement or (ii) under clause (c), (d), (e), (f), (g), (j), (k),
(l) or (m) of Section 2.01.

          (b) With respect to all other matters giving rise to indemnification obligations of the Shareholder under Section 2.01, the total aggregate cumulative liability of the Shareholder therefor shall not exceed $5,800,000, and the Shareholder shall not have any liability with respect thereto unless the aggregate of all the respective Losses for which the Shareholder would, but for this clause, be liable exceeds $250,000, in which case the Shareholder shall be liable for all such Losses exceeding such amount; PROVIDED, that, if any one item of such Losses exceeds $250,000, then the Shareholder shall be liable for the full amount of such item of Loss up to and exceeding $250,000; FURTHER PROVIDED, that any of such Losses incurred with respect to an indemnification obligation under clause (h), (n), (o), (p) or (q) of Section 2.01 shall not be subject to such $250,000 minimum aggregate Losses threshold, and the Shareholder shall be liable for the full amount of such Losses.

          (c)  Notwithstanding anything to the contrary in paragraph (b) of this
Section 2.02, with respect to matters giving rise to an indemnification obligation of the Shareholder under clause (i) of Section 2.01, (i) the total aggregate cumulative liability of the Shareholder therefor during the period that begins with the second anniversary of the date of Closing shall not exceed the lesser of $3,000,000 or the amount remaining under the $5,800,000 limit on liability described in paragraph (b) of this Section 2.02 (as such limit is reduced by claims paid that are properly credited against such limit) and (ii) the Shareholder shall not have any liability with respect thereto unless the aggregate of all the respective Losses for which the Shareholder would, but for this clause, be liable exceeds $250,000, in which case the Shareholder shall be liable for all such Losses exceeding such amount; PROVIDED, that, if any one item of such Losses exceeds $250,000, then the Shareholder shall be liable for the full amount of such item of Loss up to and exceeding $250,000. Notwithstanding anything in this Agreement to the contrary, the minimum aggregate Losses threshold set forth in this paragraph (c) is separate from the minimum aggregate Losses threshold set forth in paragraph (b) of this Section 2.02.

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          (d)  Notwithstanding anything in this Agreement to the contrary, amounts paid to QFC with respect to indemnification obligations described in paragraph (a) of this Section 2.02 shall not be set-off or credited against the $5,800,000 limit on liability described under paragraph (b) of this Section 2.02 and shall not be subject to either of the $250,000 minimum aggregate Losses thresholds described in paragraphs (b) and (c) of this Section 2.02.

          2.03 TERMINATION OF INDEMNIFICATION.

               (a) The indemnification and hold harmless obligations of the Shareholder under Section 2.01 shall not terminate with respect to (i) matters involving allegations of fraudulent misrepresentation or concealment (within the meaning of the common law of the State of Washington), (ii) any breach of any representation or warranty of Olson's contained in Section 5.4 of the Merger Agreement, and (iii) matters arising under clause (d), (e), (g), (h), (j), (k),
(l), (m), (n), (o), (p) or (q) of Section 2.01.

               (b) Except as provided in Section 2.03(a), the indemnification and hold harmless obligations of the Shareholder under Section 2.01 that (i) result from a breach of any representation, warranty or covenant of Olson's contained in Section 5.9, 5.19 or 7.6 of the Merger Agreement or (ii) arise under clause (c) or (f) of Section 2.01 shall terminate on the expiration of the statutory period of limitations applicable with respect to the State of Washington Department of Revenue's or Internal Revenue Service's assessment of the respective tax liability (after giving effect to any waiver, mitigation or extension of any such statutory period of limitations).

               (c) Except as provided in Section 2.03(a), the indemnification and hold harmless obligations of the Shareholder under clause (i) of Section
2.01 shall terminate at 12:01 a.m. on the fifth anniversary of the date of Closing; PROVIDED, that pending or threatened claims for Losses of which QFC notifies the Shareholder prior to such time, but which have not been finally determined or resolved by such time, shall continue until finally determined or resolved.

               (d) Except as provided in Sections 2.03(a), (b) and (c), the indemnification and hold harmless obligations of the Shareholder under Section
2.01 shall terminate at 12:01 a.m. on the second anniversary of the date of Closing; PROVIDED, that pending or threatened claims for Losses of which QFC notifies the Shareholder prior to such time, but which have not been finally determined or resolved by such time, shall continue until finally determined or resolved.

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          2.04 PROCEDURES.  The Shareholder's indemnification obligations under
Section 2.01 shall be satisfied first from the Indemnification Shares in accordance with Article III, except to the extent the Shareholder pays cash in lieu of Indemnification Shares or deposits cash into the Account (as hereinafter defined) as provided in Section 2.07 and Section 3.03. If, for any reason, and to the extent that the Indemnification Shares and cash in the Account are not available to satisfy any such indemnification obligation, then, subject to Sections 2.02 and 2.03, and upon delivery by QFC to the Shareholder of written notice of the Loss giving rise to such indemnification obligation, such indemnification obligation shall be satisfied by direct payments of cash from the Shareholder. The parties hereto agree that payment of a Loss pursuant to
Article III shall not be a waiver of any right, claim or amount to which QFC may be entitled under Section 2.01 or otherwise, including any claim relating to a Loss insofar as the Indemnification Shares and cash distributed to QFC hereunder are insufficient to satisfy the entire amount for which QFC is entitled to indemnification hereunder in respect of such Loss; PROVIDED, that any distribution of Indemnification Shares or cash to QFC under Article III in respect of a Loss to which QFC is entitled to be indemnified under Section 2.01 shall be set-off or credited against such Loss.

          2.05 REPRESENTATIVE'S RIGHT TO DEFEND WITH RESPECT TO THIRD PARTY CLAIMS. Notwithstanding any provision herein to the contrary, within 20 calendar days following receipt by QFC of notice of any claim by a third party or of the commencement of any action or proceeding by any third party which may give rise to an indemnification obligation of the Shareholder under Section 2.01, QFC shall notify the Shareholder in writing of such claim, action or proceeding; PROVIDED, that failure to give such notification shall not affect the indemnification provided under Section 2.01, except to the extent the Shareholder shall have been actually prejudiced as a result of such failure. If any such claim is asserted or any such action or proceeding is brought against QFC, and QFC notifies the Shareholder thereof, the Shareholder shall be entitled to participate in and, to the extent he so chooses, assume the defense of such claim, action or proceeding with counsel reasonably satisfactory to QFC and, after notice from the Shareholder that he so chooses, the Shareholder shall not be liable for any legal or other expenses subsequently incurred by QFC in connection with the defense of such claim, action or proceeding; PROVIDED, that, if the Shareholder fails to take reasonable steps necessary to diligently defend such claim, action or proceeding within 20 calendar days after receiving written notice from QFC that it believes the Shareholder has failed to take such steps, then QFC may assume its own defense, and the Shareholder shall be liable for any expenses therefor.


                                        7

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          2.06 THIRD PARTY RECOVERIES.  To the extent that a third party may be responsible for a Loss under any contractual obligation or otherwise, QFC either
(a) may seek recovery of the Loss from the third party, in which case the Shareholder shall be responsible only to the extent that the Loss is not recoverable from the third party (other than claims for Losses incurred in obtaining such recovery), or (b) seek indemnification from the Shareholder for the Loss under this Agreement, in which case QFC shall assign to the Shareholder all rights relating to the Loss that QFC may have against the third party, shall not release the third party from its obligations and shall cooperate with the Shareholder and take all other action reasonably requested by the Shareholder to enable him to seek recovery of the Loss from the third party.

          2.07 SHAREHOLDER'S NET WORTH; ADDITIONAL CONTRIBUTIONS TO ESCROW.

          (a) From the date of this Agreement until the Olson Claim Resolution Date, the Shareholder agrees to maintain his net worth at not less than $15,000,000 and to obtain and promptly deliver to QFC certification of such net worth from Ernst & Young LLP on a semiannual basis, with the first such certification to be obtained on April 15, 1995. If, at any time during the two-year period ending on the second anniversary of the date of this Agreement and prior to the Olson Claim resolution date, the Shareholder's net worth is less than $15,000,000, then the Shareholder shall immediately notify QFC in writing of his net worth and shall immediately contribute to the Account cash or QFC Common Shares (valued at $21.25 per share) with a value equal to $5,800,000 less the amount remaining in the Account. Such contribution shall not exceed $3,600,000. For example, if the Shareholder's net worth is less than $15,000,000, and the amount remaining in the Account is $4,000,000, then the Shareholder shall immediately contribute to the Account cash or QFC Common Shares (valued at $21.25 per share) with a value equal to $1,800,000. If the amount remaining in the Account is $1,000,000, then the Shareholder shall immediately contribute to the Account cash or QFC Common Shares with a value equal to $3,600,000. If the Olson Claim Resolution Date occurs later than the second anniversary of the date of this Agreement, then, from such second anniversary until the Olson Claim Resolution Date, the Shareholder shall from time to time contribute to the Account such cash or QFC Common Shares (valued at $21.25 per share) necessary to maintain in the Account at all times cash and/or QFC Common Shares (valued at $21.25 per share) in an aggregate amount of not less than $3,600,000. Subject to paragraph (b) below, cash deposited into the Account pursuant to this Section 2.07 (such cash being referred to herein as the "Olson Claim Cash") and QFC Common Shares deposited into the Account pursuant to this Section 2.07 (such shares being referred to herein collectively as the "Olson Claim Shares") shall be distributed, designated or

                                        8

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held by the Escrow Agent with respect to Final Claims and Pending Claims in the same manner as, and shall be fully subject to the terms of this Agreement to the same extent as, the Indemnification Shares, except that the Escrow Agent shall apply Olson Claim Cash, to the extent thereof, to Final Claims and Pending Claims prior to applying Olson Claim Shares to such claims. Olson Claim Cash may be invested in an interest-bearing account as provided in Section 3.03(d). Notwithstanding any provision in this Agreement to the contrary, the maximum aggregate amount of Olson Claim Cash and Olson Claim Shares that the Shareholder must contribute to the Account pursuant to this Section 2.07 shall not exceed $3,600,000.

          (b) Notwithstanding any provision in this Agreement to the contrary, Olson Claim Cash and Olson Claim Shares, if any, are being placed in escrow hereunder for purposes of providing cash and/or QFC Common Shares from which to satisfy only Losses for which the Shareholder is obligated to indemnify QFC under clause (j) of Section 2.01, and the Olson Claim Cash and the Olson Claim Shares shall be held, designated and/or distributed to QFC hereunder only with respect to such Losses. The Indemnification Shares other than the Olson Claim Shares shall also be applied to satisfy such Losses pursuant to this Agreement, but only if and to the extent the Olson Claim Cash and Olson Claim Shares are insufficient to satisfy such Losses.


                                   ARTICLE III
              ESCROW ADMINISTRATION AND INDEMNIFICATION PROCEDURES

          3.01 DEPOSIT OF INDEMNIFICATION SHARES; DISTRIBUTION OF DIVIDENDS; SECURITY INTEREST.

               (a) Simultaneously with entering into this Agreement, QFC shall withhold the Indemnification Shares from the Share Consideration otherwise to be delivered to the Shareholder pursuant to the Merger Agreement and shall deliver the Indemnification Shares to the Escrow Agent. Upon receipt of the Indemnification Shares, the Escrow Agent shall acknowledge receipt thereof in a writing delivered to QFC and the Shareholder.

               (b) The Escrow Agent shall establish an escrow account (the "Account") for the Shareholder and shall place the Indemnification Shares into the Account. The Indemnification Shares shall be registered in the name of the Shareholder, endorsed in blank or accompanied by stock powers executed in blank, in proper form for transfer. The Shareholder shall not assign or otherwise transfer his interest in the Account or pledge any of the Indemnification Shares in the Account.

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               (c)  All QFC Common Shares issued with respect to the
Indemnification Shares, other than the Olson Claim Shares, in connection with a stock split or stock dividend shall be delivered by the Shareholder to the Escrow Agent and held by the Escrow Agent in the Account as additional Indemnification Shares fully subject to the terms of this Agreement. All QFC Common Shares issued with respect to Olson Claim Shares shall be delivered by the Shareholder to the Escrow Agent and held by the Escrow Agent in the Account as additional Olson Claim Shares fully subject to the terms of this Agreement.

               (d) The Escrow Agent shall hold the Indemnification Shares until authorized under this Agreement to deliver the same.

               (e) No later than 5 business days after any distribution hereunder of Indemnification Shares from the Account, the Escrow Agent shall provide written notice of such distribution to the Shareholder.

               (f) QFC and the Shareholder acknowledge and agree that, to the extent and for so long as Indemnification Shares are held by the Escrow Agent hereunder, QFC shall have, as of and from the date such Indemnification Shares are received by the Escrow Agent, a perfected, first priority security interest in such Indemnification Shares to secure the payment of amounts, if any, payable by the Shareholder pursuant to Section 2.01 of this Agreement. In connection therewith, the Shareholder expressly agrees (i) that the Escrow Agent is acting solely as QFC's agent to the extent necessary to perfect QFC's first-priority security interest in the Indemnification Shares and (ii) to execute and deliver such instruments as QFC may from time to time reasonably request for the purpose of evidencing and perfecting such security interest.

               (g) QFC agrees to promptly issue replacement certificates for the Indemnification Shares at the request of the Escrow Agent in order to effect any distribution under this Agreement. The Shareholder agrees to endorse such replacement certificates in blank or to execute in blank the accompanying stock powers of such replacement certificates as the case may be.

          3.02 CLAIMS AND DISTRIBUTIONS.

               (a) Prior to the Escrow Claim Deadline, QFC may, from time to time, deliver to the Escrow Agent a certificate or certificates in the form of Annex 1 for Final Claims (as defined below; each a "Final Claim Certificate") or Annex 2 for Pending Claims (as defined below; each a "Pending Claim Certificate") (a Final Claim Certificate or a Pending Claim Certificate being sometimes referred to herein generically as a "Certificate"):

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               1.   stating that QFC has (i) incurred a Loss which QFC is
          legally bound to pay or has paid (such Loss being referred to herein as a "Final Claim"), or (ii) identified a specific Loss that QFC will incur, the actual amount of which is not known at that time (such Loss being referred to herein as a "Pending Claim"), against which Final Claim or Pending Claim QFC is entitled to be indemnified pursuant to
          Section 2.01;

               2. in the case of a Final Claim, stating the aggregate amount of such Loss, and in the case of a Pending Claim, stating a good faith and reasonable estimate of the aggregate amount of such Loss;

               3. specifying in reasonable detail the nature of each item included in such Final Claim or Pending Claim (each an "Indemnification Item"), the amount (or estimated amount) thereof and, in the case of a Final Claim, the date on which such Indemnification Item was paid or incurred;

               4. specifying whether and to what extent the Indemnification Items are to be satisfied from the Olson Claim Cash or the Olson Claim Shares;

               5. with attachments reasonably demonstrating that QFC has incurred the Final Claim.

Upon receipt of any such Certificate, the Escrow Agent shall, within 5 business days of receipt thereof, deliver a copy of such Certificate to the Shareholder. After the Escrow Claim Deadline, QFC (i) may only file a Final Claim Certificate with respect to a Pending Claim for which a Pending Claim Certificate has been filed on or prior to the Escrow Claim Deadline and subsequently becomes a Final Claim and (ii) may not file any Pending Claim Certificates.

               (b) If the Shareholder objects to any Indemnification Item specified in a Certificate delivered to the Shareholder, then the Shareholder shall, within 30 calendar days following the receipt thereof, deliver to the Escrow Agent a certificate in the form of Annex 3 (a "Reply Certificate") specifying (i) each Indemnification Item to which the Shareholder objects and
(ii) in reasonable detail, the nature and basis for each such objection. Within 5 business days of receipt by the Escrow Agent of a Reply Certificate, the Escrow Agent shall deliver a copy of such Reply Certificate to QFC. For a period of 30 calendar days following QFC's receipt of a Reply Certificate, QFC and the Shareholder shall negotiate in good faith to reach a written resolution of any objections set forth in the Reply Certificate. If a resolution is not made within such 30-day period, then QFC and the Shareholder shall submit the matter to arbitration in accordance with Article V. Section 3.02(d) sets forth additional requirements of the Escrow Agent upon receipt of a Reply Certificate.

               (c) If the Escrow Agent does not receive from the Shareholder a Reply Certificate delivered in accordance with Section 3.02(b), or receives a properly delivered Reply Certificate that does not object to all Indemnification Items in the Certificate, then, (1) in the case of a Final Claim Certificate, the Shareholder shall be deemed to have acknowledged QFC's right to receive from the Account an amount of Indemnification Shares with a Value equal to the undisputed Indemnification Items, and the Escrow Agent shall, in accordance with this Section, Section 2.07(b) and Section 3.02(e), transfer to QFC such amount of Indemnification Shares from the Account and (2) in the case of a Pending Claim Certificate, the Shareholder shall be deemed to have acknowledged QFC's right to have the Escrow Agent designate an amount of Indemnification Shares with a Value equal to the undisputed Indemnification Items, which amount of Indemnification Shares shall, in accordance with this Section, Section 2.07(b) and Section 3.02(e), be held in the Account by the Escrow Agent and not distributed until such Pending Claim is finally determined.

               (d) In the case of a Final Claim Certificate, if the Escrow Agent receives a properly delivered Reply Certificate from the Shareholder objecting to any Indemnification Items specified in such Certificate, then an amount of Indemnification Shares with a Value equal to the disputed Indemnification Items shall be held in the Account by the Escrow Agent, in accordance with this Section, Section 2.07(b) and Section 3.02(e), and shall not be transferred to QFC or released except pursuant to either (i) written instructions signed by QFC and the Shareholder, or (ii) a written order of an arbitrator in connection with an arbitration proceeding conducted pursuant to
Article V, with which the Escrow Agent shall promptly comply. In the case of a Pending Claim Certificate, if the Escrow Agent receives a properly delivered Reply Certificate from the Shareholder objecting to any Indemnification Items specified in such Certificate, then an amount of Indemnification Shares with a Value equal to the disputed Indemnification Items shall be held in the Account by the Escrow Agent, in accordance with this Section, Section 2.07(b) and
Section 3.02(e), and not designated or released except in accordance with either
(i) written instructions signed by QFC and the Shareholder, or (ii) a written order of an arbitrator in connection with an arbitration proceeding conducted pursuant to Article V, with which the Escrow Agent shall promptly comply. Notwithstanding any provision herein to the contrary, Indemnification Shares held by the Escrow Agent with respect to either disputed Final Claims or disputed Pending Claims shall be available at any time for distribution with respect to any undisputed Final Claim made in accordance

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with this Section 3.02.  If at any time the Value of the Indemnification Shares remaining in the Account is insufficient to satisfy either a disputed Final Claim or disputed Pending Claim, the Escrow Agent shall hold such remaining Indemnification Shares as required by this Agreement, but shall be released from its responsibility for holding a sufficient amount of Indemnification Shares necessary to satisfy such disputed Final Claim or disputed Pending Claim.

               (e) In the case of a Final Claim, all distributions hereunder that (1) are not the subject of a dispute, shall be made no later than 10 business days following the expiration of the 30-day period for filing a Reply Certificate in response to the respective Final Claim Certificate and (2) are subject to a dispute, shall be made no later than 10 business days after resolution of such dispute. In the case of any distribution of Indemnification Shares with respect to a Final Claim, any designation of Indemnification Shares to be held with respect to a Pending Claim or the holding of Indemnification Shares with respect to a disputed Indemnification Item, the number of Indemnification Shares so distributed, designated or held shall be rounded to the nearest whole share.

               (f) When a Pending Claim becomes a Final Claim, (i) QFC shall file a Final Claim Certificate with respect thereto in accordance with the delivery procedures set forth in Section 3.02(a) and (ii) the Escrow Agent shall
(A) terminate the designation of the Indemnification Shares made pursuant to the previously filed Pending Claim Certificate, (B) distribute or hold Indemnification Shares in accordance with the distribution and dispute procedures with respect to Final Claims set forth in this Section 3.02, and
(C) if such Final Claim Certificate is filed after the Escrow Claim Deadline, distribute to the Shareholder any previously designated Indemnification Shares not distributed to QFC or held by the Escrow Agent pursuant to the preceding clause (B), except to the extent such Indemnification Shares are the subject of another outstanding Pending Claim Certificate(s) or Final Claim Certificate(s). If QFC reasonably believes that a Pending Claim will not become a Final Claim, then QFC shall give notice to the Escrow Agent to terminate its designation of Indemnification Shares with respect to such Pending Claim. If a Pending Claim is so terminated after the Escrow Claim Deadline, the Indemnification Shares designated therefor shall be distributed to the Shareholder within 10 business days of such termination by QFC, except to the extent such Indemnification Shares are the subject of another outstanding Pending Claim Certificate(s) or Final Claim Certificate(s). If the Shareholder reasonably believes that a Pending Claim will not become a Final Claim, then the Shareholder shall have the right to commence an arbitration proceeding pursuant to Article V to seek termination of the Pending Claim.

          3.03 CASH IN LIEU OF INDEMNIFICATION SHARES.

               (a) Notwithstanding anything to the contrary in this Agreement, with respect to any undisputed Final Claim, the Shareholder may elect to pay directly to QFC, in lieu of the transfer to QFC of Indemnification Shares hereunder, an amount of cash equal to the amount of the undisputed Indemnification Items of such Final Claim. To make such election, the Shareholder must provide written notice of such election to the Escrow Agent and QFC by no later than the expiration of the 30-day period for filing a Reply Certificate in response to the respective Final Claim Certificate. If the Shareholder makes the election, the payment of cash must be made to QFC no later than 5 calendar days following the expiration of such 30-day period. If the Shareholder fails to deliver the cash within such 5-day period, then QFC shall notify the Escrow Agent of such failure in writing, and the Escrow Agent shall disburse to QFC, within 5 business days of the Escrow Agent's receipt of such notice, the Indemnification Shares which, but for this Section 3.03(a), would have been delivered to QFC in respect of the undisputed Indemnification Items of the Final Claim. The Shareholder shall also have the right to pay cash in lieu of Indemnification Shares to satisfy any amount payable by the Shareholder with respect to disputed Final Claims that are resolved by agreement of QFC and the Shareholder or pursuant to an arbitration proceeding (as contemplated by Section 3.02(d)); PROVIDED, that such right of the Shareholder shall not effect the duty of the Escrow Agent under Section 3.02(d) to hold Indemnification Shares in the Account while such disputed Final Claim is being resolved.

               (b) Without limiting the foregoing, the Shareholder may, at any time, substitute cash for Indemnification Shares in the Account by delivering to the Escrow Agent cash in an amount equal to the Value of the number of Indemnification Shares the Shareholder wishes to receive from the Account and a written request ("Distribution Request") for a distribution by the Escrow Agent to the Shareholder of such number of Indemnification Shares, a copy of which request shall be delivered to QFC simultaneously. Within 5 business days following receipt of the cash and the Distribution Request, the Escrow Agent shall distribute to the Shareholder the number of Indemnification Shares set forth in the Distribution Request and shall add the delivered cash to the Account. Any substitution of cash for Indemnification Shares pursuant to this
Section 3.03(b) shall be deemed to have been made first with respect to and to the extent of Indemnification Shares, other than the Olson Claim Shares, and then with respect to Olson Claim Shares.

          (c) Cash placed in the Account pursuant to Section 3.03(b) shall be distributed, designated or held by the Escrow Agent with respect to Final Claims and Pending Claims in the same manner as, and shall be fully subject to the terms of this

Agreement to the same extent as, the Indemnification Shares substituted, except that the Escrow Agent shall apply cash in the Account, to the extent thereof, to Final Claims and Pending Claims prior to applying any remaining Indemnification Shares to such claims. The foregoing sentence shall not be construed to permit cash to be applied to Final Claims or Pending Claims to the extent there are Olson Claim Shares in the Account that, pursuant to Section 2.07(b), are required to be applied to such claims.

          (d) If the Shareholder wishes cash in the Account to be placed in an interest-bearing account, the Shareholder shall provide to the Escrow Agent written instructions directing such placement. The Escrow Agent shall have no duty or right to invest cash on deposit in the Account other than as provided in the foregoing sentence. Interest earned on cash so placed in an interest-bearing account shall be paid to the Shareholder. If the Shareholder directs the Escrow Agent to place cash in an interest-bearing account, the Shareholder shall timely provide the Escrow Agent with an executed W-8 or W-9 Internal Revenue Service Form.

          3.04 DISTRIBUTIONS AFTER THE ESCROW CLAIM DEADLINE.

               (a) On the next business day following the second anniversary of the date of Closing, the Escrow Agent shall deliver to the Shareholder the Indemnification Shares in the Account, except for Indemnification Shares that are the subject of an outstanding Certificate(s), and except for the Olson
Claim Cash and the Olson Claim Shares, if any, in the Account. Cash and shares remaining in the Account following such distribution shall be distributed pursuant to the procedures set forth in Section 3.02. On the next business day following the Olson Claim Resolution Date, the Escrow Agent shall distribute to the Shareholder all the Olson Claim Cash and the Olson Claim Shares, if any, in the Account, except for the Olson Claim Cash and Olson Claim Shares, if any, that are the subject of an outstanding Certificate(s). The Olson Claim Cash and the Olson Claim Shares, if any, remaining in the Account following such distribution shall be distributed pursuant to the procedures set forth in section 3.02.

               (b) Upon any distribution to the Shareholder of Indemnification Shares pursuant to this Article III, QFC's security interest in such Indemnification Shares so distributed shall be, and shall be deemed to be, released and discharged as of and from the moment of such release from escrow. QFC shall sign such additional documents as may be reasonably necessary to extinguish such security interests.

          3.05 VOTING OF INDEMNIFICATION SHARES. The Indemnification Shares in the Account shall be voted by the

Shareholder with respect to all matters as to which holders of QFC Common Shares are entitled to vote.


                                   ARTICLE IV
                           CONCERNING THE ESCROW AGENT

          4.01 DUTIES. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto, and the duties of the Escrow Agent shall be determined solely by reference to this Agreement and not by reference to the Merger Agreement or any other agreement. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto, except this Agreement. Subject to Sections 3.01(b) and (f), the Escrow Agent's duties hereunder shall be ministerial in nature.

          4.02 LIABILITY; INDEMNIFICATION. The Escrow Agent shall not be liable to the other parties hereto, except for the Escrow Agent's own gross negligence or wilful misconduct, and, except with respect to claims based upon such gross negligence or wilful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent from and against any and all losses, liabilities, claims, actions, taxes, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Escrow Agent which arise out of or in connection with this Agreement, including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder.

          4.03 RELIANCE. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety, validity or service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice, or make any statement or execute any document, in connection with the provisions hereof has been duly authorized to do so.

          4.04 ADVICE OF COUNSEL. The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

          4.05 POSSESSION ONLY. The Escrow Agent does not have any interest in the Indemnification Shares, but is serving as escrow agent only and has only possession thereof. This Section and Section 4.02 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

          4.06 NO REPRESENTATION AS TO DOCUMENTS. The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any document, instrument or security held by or delivered to it.

          4.07 NO ADVICE. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining, or taking or refraining from taking any action with respect to, the Indemnification Shares.

          4.08 RIGHT TO RESIGN. The Escrow Agent may at any time resign as such by delivering written notice to QFC and the Shareholder. The resignation of the Escrow Agent will take effect on the earlier to occur of (i) the appointment of a successor escrow agent (including a court of competent jurisdiction) by joint written instructions from QFC and the Shareholder or (ii) the day which is 30 calendar days after the date of delivery of its written notice of resignation to QFC and the Shareholder, whereupon the Escrow Agent shall be discharged from all further obligations arising in connection with this Escrow Agreement; PROVIDED, that if the Escrow Agent's resignation takes effect due to the passing of the 30-day period described in the foregoing clause (ii), then the Escrow Agent's sole responsibility after that time shall be to safekeep the Indemnification Shares until receipt of designation of a successor escrow agent, joint written instructions by QFC and the Shareholder directing disposition or a final and nonappealable order of a court of competent jurisdiction directing disposition.

          4.09 NO RESPONSIBILITY FOR THIRD PARTY WRITINGS. The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes, and may rely without any liability upon the contents thereof.

          4.10 RIGHT TO WAIT FOR ORDER OR INSTRUCTIONS. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Indemnification Shares, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Indemnification Shares until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction, (ii) a final nonappealable order of an arbitrator in connection with an arbitration proceeding held pursuant to Article V or (iii) written instructions executed by QFC and the Shareholder, directing delivery of the Indemnification Shares, in which case the Escrow Agent shall promptly disburse the Indemnification Shares in accordance with such order or instructions. Any court order referred to in (i) above or arbitrator order referred to in (ii) above shall be accompanied by a legal opinion of counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order is final and nonappealable. The Escrow Agent shall act on such court order or arbitrator order and legal opinions without further question.

          4.11 ESCROW AGENT'S FEE. The Escrow Agent shall be paid for services hereunder in accordance with the fee schedule set forth in SCHEDULE A. Payments of all such fees shall be the sole responsibility of QFC. The Escrow Agent may amend the attached fee schedule from time to time on 60 days prior written notice to QFC and the Shareholder.

          4.12 PROMOTIONAL MATERIAL. No party shall issue any material in any language (including without limitation prospectuses, notices, reports and promotional materials) which mentions the Escrow Agent's name or the rights, powers or duties of the Escrow Agent hereunder, unless the Escrow Agent shall first give its specific written consent thereto.

          4.13 NO LIABILITY FOR INSTRUCTIONS. The Escrow Agent shall not incur any liability for following the instructions herein contained or any written instructions given by QFC and the Shareholder.

          4.14 NO REQUIREMENT AS TO LEGAL PROCEEDINGS. The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement. If the Escrow Agent does elect to institute or defend a legal proceeding, then it will do so only to the extent that it is indemnified to its satisfaction against the cost and expense thereof.

          4.15 SUCCESSOR ESCROW AGENTS. As used in this Agreement, the term "Escrow Agent" shall include any successor escrow agent. Without limiting the foregoing, any corporation into or to which the Escrow Agent may merge, sell or transfer its escrow business and assets shall automatically become the successor escrow agent under this Agreement and shall automatically be vested with all powers as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any party hereto.


                                    ARTICLE V
                                   ARBITRATION

          Matters which, pursuant to the terms of this Agreement, are to be resolved by arbitration proceeding shall be submitted for binding arbitration in Seattle, Washington, in an arbitration proceeding that, except as may otherwise be provided herein, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen in accordance with such rules.
All evidentiary and discovery matters shall be conducted in accordance with and governed by the applicable laws of the State of Washington as they relate to arbitration proceedings, including without limitation those sections of the Washington Code of Civil Procedure relating to rights of discovery, procedure and enforcement. No later than 10 calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. All discovery shall be completed no later than the commencement of the arbitration hearing or 90 calendar days after the date that a proper demand for arbitration is served, whichever occurs first, unless, upon a showing of good cause, the arbitrator extends such period. The hearing shall commence no later than 90 calendar days after the arbitrator is appointed and shall continue until completed. The arbitrator shall issue his or her award in writing no later than 20 calendar days after the conclusion of the hearing. The parties to this Agreement agree that, in rendering an award, the arbitrator shall have no jurisdiction to consider evidence with respect to or render any award of judgment for punitive, exemplary or consequential damages or any other amount awarded for purposes of imposing a penalty. The arbitrator shall not have the power to amend this Agreement in any respect. The arbitrator's decision shall be binding and conclusive upon the parties.


                                   ARTICLE VI
                                  MISCELLANEOUS

          6.01 NOTICES. All notices, requests, demands and other communications, required or otherwise, with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by facsimile transmission and confirmed by return facsimile transmission, or seven calendar days after being mailed by first-class mail, postage prepaid and return receipt requested, in each case to the applicable address set forth below:

          if to the Shareholder:

               Maurice F. Olson
               21309 44th Avenue West
               Mountlake Terrace, WA  98043
          with a copy to:

               Stephen A. McKeon
               Perkins Coie
               1201 Third Avenue
               Seattle, WA 98101-3099

          if to QFC:

               Quality Food Centers, Inc.
               10112 N.E. 10th Street
               Bellevue, WA  98004
               Attention:  Dan Kourkoumelis

          with a copy to:

               Edmund O. Belsheim, Jr.
               Bogle & Gates
               Two Union Square
               601 Union Street
               Seattle, WA  98101-2346

          if to the Escrow Agent:

               c/o BankAmerica State Trust Company
               1100 Second Avenue, Suite 500
               Seattle, WA  98101
               Attention:  Irene Craigen

or to such other address as such party shall have designated by notice so given to each other party.

          6.02 AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by all the parties hereto.

          6.03 NO ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and assigns; PROVIDED, that, except as otherwise expressly set forth in this Agreement, including without limitation Section 4.15, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties.

          6.04 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such matter, other than those expressly set forth in this Agreement and any writing expressly required hereby.

          6.05 WAIVER OF COMPLIANCE. No failure or delay of any party to exercise any right of such party hereunder shall operate as a waiver of such right, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right hereunder.

          6.06 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington, without regard to the principles of conflict of laws.

          6.07 NAME, CAPTIONS, ETC. The name assigned to this Agreement and the article and section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified, references herein to articles and sections refer to articles and sections of this Agreement.

          6.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, the parties hereto.

          6.09 EXPENSES. Unless otherwise provided in this Agreement, all costs incurred by a party in connection with the transactions contemplated by this Agreement shall be borne by such party.

          6.10 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

          6.11 DISBURSEMENT BY WIRE TRANSFER. Whenever QFC or the Shareholder is entitled to a disbursement of funds under this Agreement, such party may elect to request transfer of such funds by Fedwire from time to time, subject to the conditions stated herein. The parties agree that the wire transfer security procedures identified in SCHEDULE B are commercially reasonable. The parties further agree that the Escrow Agent should use such procedures to detect unauthorized wire transfer payment requests prior to executing such requests and further agree that any request acted upon by the Escrow Agent in compliance with these security procedures, whether or not authorized, shall be treated as an authorized request. The parties agree that the Escrow Agent may change the wire transfer security procedures from time to time upon obtaining the prior consent of QFC and the Shareholder, and QFC and the Shareholder agree not to unreasonably withhold their consent.

          6.12 WEEKENDS AND HOLIDAYS. If any deadline for action or performance under this Agreement falls on a weekend day or a day when banks are required or authorized to close in Seattle, Washington, then the deadline for such action or performance shall be extended until the next succeeding day that is not a weekend day or on which banks are not so required or authorized to close.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered or have caused to be duly executed and delivered this Agreement as of the day and year first above written.


                                           /S/ MAURICE F. OLSON
                                        ------------------------------
                                        Maurice F. Olson


                                        Quality Food Centers, Inc.


                                        By    /S/ DAN KOURKOUMELIS
                                          ----------------------------
                                        Its   PRESIDENT
                                           ---------------------------


                                        Seattle-First National Bank, escrow
                                        agent

                                          By: BankAmerica State Trust
                                              Company, its authorized agent


                                              By: /S/ IRENE CRAIGEN
                                                 --------------------------
                                              Its: ASSISTANT VICE PRESIDENT
                                                   ------------------------

                                                                         ANNEX 1
                                         To Indemnification and Escrow Agreement



                             FINAL CLAIM CERTIFICATE


Date:
     ------------

Dear Escrow Agent:

          Reference is made to the Indemnification and Escrow Agreement, made the ___ day of ________, 199__ (the "Escrow Agreement"), among Maurice F. Olson, an individual (the "Shareholder"), Quality Food Centers, Inc., a Washington corporation ("QFC"), and Seattle-First National Bank (the "Escrow Agent"). All capitalized terms used but not otherwise defined in this Certificate shall have the meanings assigned to those terms in the Escrow Agreement.

     (a)  QFC has incurred the following Final Claim:
          [DESCRIBE FINAL CLAIM]

     (b)  The aggregate amount (the "Aggregate Amount") of such Final Claim is
$[         ].

     (c) The Aggregate Amount includes the following Indemnification Items paid on the dates set forth opposite each item:

          [LIST INDEMNIFICATION ITEMS, AMOUNT FOR EACH ITEM, AND DATE PAID.] INCLUDE ATTACHMENTS REASONABLY DEMONSTRATING THE INDEMNIFICATION ITEMS.]

                                                                         ANNEX 1
                                                             To Escrow Agreement

     (d) [None of the foregoing Indemnification Items is required to be] satisfied from Olson Claim Cash or Olson Claim Shares] [The aggregate amount] (the "Olson Claim Amount") of the foregoing Indemnification Items required to be
satisfied from [Olson Claim Cash] [Olson Claim Shares] is $[      ]].

     [(e) QFC hereby requests that the Escrow Agent deliver to QFC, from the] Account, an amount of Indemnification Shares, other than Olson Claim Cash and Olson Claim Shares, with a Value equal to the Aggregate Amount [less the Olson] Claim Amount].]

     [(f) QFC hereby [further] requests that the Escrow Agent deliver to QFC an amount of [Olson Claim Cash] [Olson Claim Shares] with a Value equal to the Olson Claim Amount.]


                                                  QUALITY FOOD CENTERS, INC.

                                                  By:
                                                     ---------------------------
                                                    Its:
                                                        ------------------------

                                                                         ANNEX 2
                                         To Indemnification and Escrow Agreement



                            PENDING CLAIM CERTIFICATE

Date:
     --------------

Dear Escrow Agent:

          Reference is made to the Indemnification and Escrow Agreement, made the ____ day of _________, 199_ (the "Escrow Agreement"), among Maurice F. Olson, an individual (the "Shareholder"), Quality Food Centers, Inc., a Washington corporation ("QFC"), and Seattle-First National Bank (the "Escrow Agent"). All capitalized terms used but not otherwise defined in this Certificate shall have the meanings assigned to those terms in the Escrow Agreement.

     (a)  QFC has identified the following Pending Claim:
          [DESCRIBE PENDING CLAIM]

     (b) QFC estimates that it will incur the following aggregate amount (the "Estimated Aggregate Amount") with respect to such Pending Claim: $[]
].

     (c)  The Estimated Aggregate Amount includes the following Indemnification
Items:

          [LIST ESTIMATED INDEMNIFICATION ITEMS AND ESTIMATED AMOUNT FOR EACH] ITEM.]

     (d) [None of the foregoing Indemnification Items is required to be] satisfied from Olson Claim Cash or Olson Claim

                                                                         ANNEX 2
                                                             To Escrow Agreement

Shares] [The estimated aggregate amount (the "Estimated Olson Claim Amount") of] the foregoing Indemnification Items required to be satisfied from [Olson Claim]
Cash] [Olson Claim Shares] is $[      ]].

     [(e) QFC hereby requests that the Escrow Agent designate an amount of] Indemnification Shares with a Value equal to the Estimated Aggregate Amount [less the Estimated Olson Claim Amount], to be held in the Account and not distributed except in connection with such Pending Claims (or other undisputed Final Claims).]

     [(f) QFC hereby [further] requests that the Escrow Agent designate an amount of [Olson Claim Cash] [Olson Claim Shares] with a Value equal to the Estimated Olson Claim Amount, to be held in the Account and not distributed except in connection with such Pending Claims (or other undisputed Final Claims).]


                                                  QUALITY FOOD CENTERS, INC.


                                                  By:
                                                     ---------------------------
                                                    Its:
                                                        ------------------------

                                                                         ANNEX 3
                                         To Indemnification and Escrow Agreement



                                REPLY CERTIFICATE


Date:
     -----------


Dear Escrow Agent:

          Reference is made to the Indemnification and Escrow Agreement, made the ___ day of ________, 199__ (the "Escrow Agreement"), among Maurice F. Olson, an individual (the "Shareholder"), Quality Food Centers, Inc., a Washington corporation ("QFC"), and Seattle-First National Bank (the "Escrow Agent"). All capitalized terms used but not otherwise defined in this Certificate shall have the meanings assigned to those terms in the Escrow Agreement.

     (a) QFC prepared a [Final][Pending] Claim Certificate, dated ________ (the "Claim Certificate").

     (b) The Shareholder objects to the following Indemnification Items set forth in the Claim Certificate:

         [LIST INDEMNIFICATION ITEMS THAT THE SHAREHOLDER OBJECTS TO AND STATE,] IN REASONABLE DETAIL, THE NATURE AND BASIS FOR EACH OBJECTION.]

    (c) Of the Indemnification Items set forth in (b) above, [none is required] to be satisfied from Olson Claim Cash or Olson Claim Shares] [the following] Indemnification Items are described

                                                                         ANNEX 3
                                         To Indemnification and Escrow Agreement

in the Claim Certificate as required to be satisfied from [Olson Claim Cash] [Olson Claim Shares]:

          LIST INDEMNIFICATION ITEMS REQUIRED TO BE SATISFIED FROM [OLSON CLAIM] CASH] [OLSON CLAIM SHARES]].

     [(d) The Shareholder hereby requests that the Escrow Agent hold in the] Account an amount of Indemnification Shares with a Value equal to the Indemnification Items listed in (b) above[, excluding those also listed in (c)] above,] and not transfer, designate or release such Indemnification Shares except as otherwise permitted in the Escrow Agreement.]

     [(e) The Shareholder hereby [further] requests that the Escrow Agent hold in the Account an amount of [Olson Claim Cash] [Olson Claim Shares] with a Value equal to the Indemnification Items listed in (c) above and not transfer, designate or release such [Olson Claim Cash] [Olson Claim Shares] except as otherwise permitted in the Escrow Agreement.]


                                                  ------------------------
                                                  Maurice F. Olson

                                        2